EX. 10.9
PACIFIC FUEL CELL CORP.
2008 STOCK INCENTIVE PLAN
This 2008 STOCK INCENTIVE PLAN (the “Plan”) is hereby established by Pacific Fuel Cell Corp., a Nevada corporation (the “Company”), as adopted by its Board of Directors as of February 29, 2008 (the “Effective Date”) and as amended from time to time.
1 PURPOSES OF THE PLAN.
The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.
2 DEFINITIONS.
For purposes of this Plan, the following terms shall have the meanings indicated:
2.1 Administrator.
“Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.
2.2 Affiliated Company.
“Affiliated Company” means any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.
2.3 Board.
“Board” means the Board of Directors of the Company.
2.4 Change in Control.
“Change in Control” shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.
2.5 Code.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.6 Committee.
“Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

2.7 Common Stock.
“Common Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustment pursuant to Section 4.2 hereof.
2.8 Continuous Service.
“Continuous Service” shall mean—
(a)	employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable,

(b)	service as a member of the Board of Directors of the Company until Participant resigns, is removed from office, or Participant’s term of office expires and he or she is not reelected, or

(c)	so long as Participant is engaged as a consultant or service provider to the Company or any corporation referred to in clause (a) above, or

(d)	so long as Participant is granted and continues to hold the status of a “friend of the Company” pursuant to action by the Administrator or the Board.
2.9 Disability.
“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.
2.10 Effective Date.
“Effective Date” means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.
2.11 Exercise Price.
“Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.
2.12 Fair Market Value.
“Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:
(a)	If the Common Stock is then listed or admitted to trading on the Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation as so reported by the principal system or exchange on which the Common Stock is traded, or, if no closing sale price is reported on such day, then the Fair Market Value shall be the closing sale price of the Common Stock as so reported on the next preceding day on which a closing sale price is reported.

(b)	If the Common Stock is not then listed or admitted to trading on the Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the reported closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c)	If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.13 Hostile Takeover.
“Hostile Takeover” shall mean either of the following events effecting a change in control or ownership of the Company:
(a)	the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which the Board does not recommend such shareholders to accept, or

(b)	a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
2.14 Incentive Option.
“Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
2.15 NASD Dealer.
“NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.
2.16 Nonqualified Option.
“Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.
2.17 Offeree.
“Offeree” means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.
2.18 Option.
“Option” means any option to purchase Common Stock granted pursuant to the Plan.
2.19 Option Agreement.
“Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.
2.20 Optionee.
“Optionee” means a Participant who holds an Option.
2.21 Participant.
“Participant” means an individual or entity that holds an Option, a Right to Purchase or Restricted Stock under the Plan.
2.22 Purchase Price.
“Purchase Price” means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

2.23 Restricted Stock.
“Restricted Stock” means shares of Common Stock issued, subject to any restrictions and conditions as are established, pursuant to Section 6.
2.24 Restricted Stock Purchase Agreement.
“Restricted Stock Purchase Agreement” means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.
2.25 Right to Purchase.
“Right to Purchase” means a right to purchase Restricted Stock granted to an Offeree pursuant to Section 6 hereof.
2.26 Service Provider.
“Service Provider” means a consultant or other person or entity that provides advice or other services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.
2.27 10% Shareholder.
“10% Shareholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.
2.28 Vest.
The terms “vest” and “vested” shall mean (a) with respect to an Option, the Option becoming exercisable with respect to one or more shares of Common Stock pursuant to the terms of the applicable Option Agreement, or (b) with respect to shares of Restricted Stock or shares of Common Stock acquired upon exercise of an Option, the shares becoming no longer subject to a right of the Company to repurchase the shares for less than Fair Market Value pursuant to the terms of the applicable Restricted Stock Purchase Agreement or Option Agreement.
3 ELIGIBILITY.
3.1 Incentive Options.
Officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.
3.2 Nonqualified Options and Rights to Purchase.
Officers and other key employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.
3.3 Limitation on Shares.
In no event shall any Participant be granted Options or Rights to Purchase in any one calendar year pursuant to which more than 1,000,000 shares of Common Stock may be acquired.

4 PLAN SHARES.
4.1 Shares Subject to the Plan.
A total of 16 million shares of Common Stock may be issued under the Plan (and any sub-plan or other plan whose reserved shares are at a future date taken from the reserve under this plan, aggregately), subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that
(a)	all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or

(b)	any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement or Restricted Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.
4.2 Changes in Capital Structure.
If the then outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other similar change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Restricted Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.
5 OPTIONS.
5.1 Option Agreement.
Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.
5.2 Exercise Price.
The Administrator, subject to the following, shall determine the Exercise Price per share of Common Stock covered by each Option:
(a)	the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted,

(b)	the Exercise Price of a Nonqualified Option shall not be less than 90% of Fair Market Value on the date the Nonqualified Option is granted (or 100% as to a Nonqualified Option granted to a 10% Holder”), and

(c)	if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

5.3	Payment of Exercise Price.
Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by—
(a)	cash;

(b)	check (considered payment only when honored by the bank against which it is drawn upon first presentment);

(c)	the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise;

(d)	the Optionee’s promissory note in a form and on terms acceptable to the Administrator;

(e)	the cancellation of indebtedness of the Company to the Optionee;

(f)	the waiver of compensation due or accrued to the Optionee for services rendered;

(g)	provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company;

(h)	provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or

(i)	any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.
5.4 Term and Termination of Options.
The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.
5.5 Vesting and Exercise of Options.
Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator and set forth in an Option Agreement; provided, however that Options granted to employees who are not officers, directors or Service Providers shall vest and become exercisable in installments at a minimum rate of 20% per year over a period of five (5) years from the date the Option is granted.
5.6 Annual Limit on Incentive Options.
To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000. To the extent such dollar limitation is exceeded, the excess portion of such Option shall be exercisable as a Nonqualified Option under the Federal tax laws.

5.7	Limited Transferability.
No Incentive Option or Nonqualified Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee. Notwithstanding the foregoing, shares purchased upon exercise of Options may be transferred or assigned in whole or in part during the Optionee’s lifetime, provided that the Participant obtains the prior written approval of the Administrator to such transfer or assignment and the transferee agrees to be bound by the same transfer restrictions applicable to the Participant, either (a) in connection with the Optionee’s estate plan to one or more members of the Optionee’s immediate family, including any parent, descendant, spouse, brother, sister, grandparent, grandchild, dependent, or member of their immediate families, or to a trust established exclusively for one or more such persons, or (b) in a transfer described in Section 1041(a) of the Code between spouses or incident to divorce. The terms applicable to the assigned portion of the shares shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate. A Participant shall provide prior written notice to the Administrator of any proposed transfer or assignment of shares purchased upon exercise of Options.
5.8 No Rights as Shareholder.
An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.
5.9 Company’s Repurchase Rights.
In the event of termination of a Participant’s Continuous Service for any reason whatsoever (including death or disability), the Option Agreement may provide, in the discretion of the Administrator or upon events specified in the discretion of the Administrator, that the Company, or its assignee, shall have the right, exercisable at the discretion of the Administrator, to repurchase shares of Common Stock acquired pursuant to the exercise of an Option at any time, at any price, and on any terms as set forth in the Option Agreement evidencing such Options.
5.10 Other Restrictions on Underlying Shares of Common Stock.
Shares of Common Stock issued pursuant to the exercise of an Option may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Option Agreement.
6 RIGHTS TO PURCHASE.
6.1 Nature of Right to Purchase.
A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Such conditions may include, but are not limited to, Continuous Service or the achievement of specified performance goals or objectives. The Administrator shall have the discretion to grant options, or amend outstanding options, such that the unvested portion of options is exercisable for Restricted Stock.
6.2 Acceptance of Right to Purchase.
An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Restricted Stock Purchase Agreement. Each Restricted Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Restricted Stock Purchase Agreement may be different from each other Restricted Stock Purchase Agreement.

6.3 Payment of Purchase Price.
Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by—
(a)	cash;

(b)	check (considered payment only when honored by the bank against which it is drawn upon first presentment);

(c)	the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise;

(d)	the Offeree’s promissory note in a form and on terms acceptable to the Administrator;

(e)	the cancellation of indebtedness of the Company to the Offeree;

(f)	the waiver of compensation due or accrued to the Offeree for services rendered; or

(g)	any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.
6.4 Rights as a Shareholder.
Upon complying with the provisions of Section 6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Restricted Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company in accordance with the terms of the Restricted Stock Purchase Agreement until such shares have vested.
6.5 Restrictions.
Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Restricted Stock Purchase Agreement or by the Administrator; provided that the Administrator provides prior written consent to such sale, assignment, transfer or other disposition. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator or upon events specified in the discretion of the Administrator, to repurchase
(i)	at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and

(ii)	at Fair Market Value (or at the original Purchase Price in specified events), any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Restricted Stock Purchase Agreement;
provided that, for Restricted Stock granted to employees who are not officers, directors or Service Providers, the Company’s Repurchase Right at the original purchase price lapses at a minimum rate of 20% per year over a period of five (5) years from the date the Right to Purchase was granted. A Participant shall provide prior written notice to the Administrator of any proposed transfer or assignment of Restricted Stock.
6.6 Vesting of Restricted Stock.
Each Restricted Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest, as may be established in the discretion of the Administrator.
6.7 Dividends.
If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

6.8	Limited Assignability of Rights.
No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution. Restricted Stock may, in connection with the Participant’s estate plan, be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s immediate family, including any parent, descendant, spouse, brother, sister, grandparent, grandchild, dependent, or member of their immediate families, or to a trust established exclusively for one or more such persons, or to a trust established exclusively for one or more such family members; provided that the Participant obtains the prior written approval of the Administrator to such assignment. A Participant shall provide prior written notice to the Administrator of any proposed assignment of a Right to Purchase. The terms applicable to the assigned portion shall be the same as those in effect for the Restricted Stock immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. In the event that applicable tax laws and securities laws permit transferability of Restricted Stock in any other particular case, then with the consent of the Administrator in such case, Restricted Stock may be transferred consistent with restrictions under law and subject to any terms or restrictions imposed by the Administrator.
7 ADMINISTRATION OF THE PLAN.
7.1 Administrator.
Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.
7.2 Powers of the Administrator.
In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by applicable law, the Administrator shall have full power and authority, at any time and from time to time, in any or each particular instance or circumstance, as to each Option Agreement or Restricted Stock Purchase Agreement, Optionee or Purchaser, independently of any other or others, as determined in any or each instance in the sole and absolute discretion of the Administrator:
(a)	to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof;

(b)	to interpret the Plan;

(c)	to create, amend or rescind rules and regulations relating to the Plan;

(d)	to determine the terms, conditions and restrictions contained in, and the form of, any or all Option Agreements and Restricted Stock Purchase Agreements;

(e)	to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option or Right to Purchase under the Plan;

(f)	to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Restricted Stock Purchase Agreement;

(g)	to extend the exercise date or any relevant date of any Option or acceptance date or other relevant date of any Right to Purchase, or to waive any other right of the Company to insist on prompt performance;

(h)	to provide for any rights of first refusal and/or any repurchase rights and the terms, provisions and conditions thereof, if any, and their performance, waiver, modification or termination, or any of the above in combination;

(i)	to effect, with the consent of the affected Participant or pursuant to the terms of the Plan, the cancellation of any or all outstanding Options and to grant, in respect of any or all thereof in substitution, new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value on the new grant date with any or all adjustments thereto, in either case in any such manner as the Administrator deems to be reasonable, equitable , appropriate or advisable;

(j)	to amend any outstanding Option Agreements and any outstanding Restricted Stock Purchase Agreements, and by way of example but not limitation to provide for, among other things, any change or modification to a provision thereof which the Administrator could have provided for upon the grant of an Option or Right to Purchase or upon the issuance of Restricted Stock or could have otherwise done in furtherance of the powers or discretion provided for herein; and

(k)	to make all other determinations and take all other actions, or refrain therefrom, as considered necessary or advisable for the administration of the Plan, or the performance of its terms in the name of the Company or its successors, but only to the extent not contrary to the express provisions of the Plan, in the sole and absolute discretion of the Administrator.
Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants. Notwithstanding anything to the contrary, the Administrator’s discretion under this Plan extends to and includes the authorization to deal with any one or more individual Option Agreements or individual Restricted Stock Purchase Agreements independently of any or all others then outstanding under the Plan in the discretion of the Administrator, and such authority and discretion are not intended to be limited by, and there is no actual or implied requirement of, consistency among various Option Agreements or Restricted Stock Purchase Agreements, respectively, under any circumstances.
7.3 Limitation on Liability.
No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.
8 MERGERS AND OTHER REORGANIZATIONS.
8.1 Mergers and Other Reorganizations.
An Option Agreement or Restricted Stock Purchase Agreement may make provision for what, if anything, shall happen in the event that the Company at any time proposes to enter into any transaction approved by the Board to dissolve, liquidate, sell substantially all of its assets, merge or consolidate, acquire property or shares, separate or reorganize, with any other entity or entities, corporate or otherwise, as a result of which either the Company is not the surviving corporation or the Company is the surviving corporation. The Plan and outstanding Options, Rights of Purchase, and Restricted Stock shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
8.2 Change in Control.
An Option Agreement or Restricted Stock Purchase Agreement may make provision for what, if anything, shall happen to the terms of any or every outstanding Option Agreement or Restricted Stock Purchase Agreement in the event that the Company at any time proposes to enter into any transaction that results in a Change of Control.

8.3 Hostile Takeover.
The Administrator shall have the discretionary authority to structure Option Agreements and Restricted Stock Purchase Agreements such that the Company’s Repurchase Rights shall terminate and such shares shall vest automatically upon the consummation of a Hostile Take-Over, to condition the automatic acceleration of one or more Options and the termination of one or more of the Company’s Repurchase Rights under Restricted Stock Purchase Agreements upon the involuntary termination of the Participant’s Continuous Service within a designated period (not to exceed eighteen (18) months) following the effective date of a Hostile Take-Over, and to make provision that each Option so accelerated shall remain exercisable for fully-vested shares until a date not later than the expiration of the option term.
9 AMENDMENT AND TERMINATION OF THE PLAN.
9.1 Amendments.
The Board shall have full power and authority (subject to certain amendments requiring shareholder approval pursuant to applicable laws or regulations) from time to time to alter, amend, suspend or terminate the Plan in any or all respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Restricted Stock Purchase Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options that give Optionees more favorable tax treatment than that applicable to Options granted under this Plan. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.
9.2 Plan Termination.
Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Restricted Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.
10 CANCELLATION & RESCISSION
10.1 Non-Competition.
Unless a particular Option Agreement or a particular Restricted Stock Purchase Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any Options or Common Stock at any time if the Participant engages in any “Adverse Activity.” For purposes of this Section 10, “Adverse Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company; (iv) activity that results in termination of Participant’s Continuous Service for “cause,” defined herein to mean any willful breach of duty by the Participant in the course of his or her employment or provision of services to the Company, or the Participant’s habitual neglect of his or her duty or continued incapacity to perform it; (v) any material violation of any terms or provisions of this Agreement; or (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

10.2 Agreement Upon Exercise.
In the event a Participant fails to comply with the provisions of paragraphs (i)-(vi) of Section 10.1 prior to, or during the six (6) months after, any exercise pursuant to an Option Agreement or a purchase pursuant to a Restricted Stock Purchase Agreement, such exercise or purchase may be rescinded at the Company’s sole election within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the disposition of Options or Common Stock acquired pursuant to such exercise or purchase, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.
11 TAX WITHHOLDING.
The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable U.S. federal, state, or local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. The Company’s obligation to deliver shares of Common Stock upon the exercise of Options or the issuance or vesting of Common Stock under the Plan shall be subject to the satisfaction of all applicable U.S. federal, state and local income and employment tax withholding requirements. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by—
(a)	directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or

(b)	delivering to the Company shares of Common Stock owned by the Participant.
The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.
12 MISCELLANEOUS.
12.1 Benefits Not Alienable.
Other than as provided above, benefits under the Plan may not be transferred, assigned or alienated, whether voluntarily or involuntarily or by operation of law. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be void and without force or effect whatsoever.
12.2 No Creation or Enlargement of Participant’s Rights to Continue in any Capacity.
This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant for, or to be consideration for, or an inducement to, or a condition of, the continuation of any Participant’s services to the Company in any capacity. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained in the service of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company (which rights are hereby expressly reserved by each) to discharge or discontinue the services of any Participant at any time for any reason, with or without cause.
12.3 Application of Funds.
The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Restricted Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

12.4 Annual and Other Periodic Reports.
The Company shall make available to Participants or cause to be made available to Participants, either electronically or in the form of paper copies, all annual and other periodic financial and informational reports that the Company distributes generally to its shareholders, except if Participants are key employees with duties that assure the equivalent access to information.
12.5 Action to Enforce
In the event that a Participant brings an action to enforce the terms of the Plan or any Option Agreement or Restricted Stock Purchase Agreement and the Company prevails, the Participant shall pay all costs and expenses incurred by the Company in connection with that action, including reasonable attorney’s fees and costs, including reasonable attorney’s fees and costs incurred by the Company in connection with collection.
12.6 Severability and Interpretation
If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Option Agreement or Restricted Stock Purchase Agreement under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Administrator, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
12.7 Governing Law
The Plan and each Option Agreement or Restricted Stock Purchase Agreement shall be governed by the laws of the State of Nevada, excluding any conflicts of law or choice of law rule or principle that might otherwise refer construction and interpretation of the plan and such agreements to the substantive law of another jurisdiction. Unless otherwise provided in the Option Agreement or Restricted Stock Purchase Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of federal or state courts of Washoe County, Nevada, to resolve any and all issues that may arise out of or relate to the Plan or any Option Agreement or Restricted Stock Purchase Agreement.
12.8 Effective Date
The Plan shall become effective on the Effective Date.

Option No.
PACIFIC FUEL CELL CORP.
STOCK OPTION AGREEMENT
Type of Option (check one):       ☐ Incentive       ☐Nonqualified
This Stock Option Agreement (the “Agreement”) is entered into as of                     , by and between Pacific Fuel Cell Corp., a Nevada corporation (the “Company”) and                      (the “Optionee”) pursuant to the Company’s 2008 Stock Incentive Plan (the “Plan”).
1 Grant of Option.
The Company hereby grants to Optionee an option (the “Option”) to purchase all or any portion of a total of (                    ) shares (the “Shares”) of the Common Stock of the Company at a purchase price of                      (                    ) per share (the “Exercise Price”), subject to the terms and conditions set forth herein and the provisions of the Plan. If the box marked “Incentive” above is checked, then this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If this Option fails in whole or in part to qualify as an incentive stock option, or if the box marked “Nonqualified” is checked, then this Option shall to that extent constitute a nonqualified stock option.
2 Vesting of Option.
2.1 Vesting Schedule.
The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment. Vesting will be measured from                      (the “Vesting Measurement Date”). No additional Shares shall vest after the date of termination of Optionee’s “Continuous Service” (the “Service Termination Date”). As used herein, the term “Continuous Service” has the meaning given in the Plan. Except as may otherwise be provided in this Agreement, the vesting schedule is as follows:

On or After:	Option Exercisable As To:
First anniversary of Vesting Measurement Date:	_____ % of the Shares
Last day of each calendar month after such first anniversary	_____ % of the Shares
The vesting schedule of this Option would result, assuming the Service Termination Date shall not have theretofore occurred, in this Option being exercisable as to One Hundred Percent (100%) of the Shares covered by this Option at the end of the calendar month in which the                      anniversary of the Vesting Measurement Date falls.
2.2 Change in Control.
In the event of a Change in Control (as defined in the Plan), the Administrator in its discretion may take one or more of the following actions with respect to this Option (whether or not then exercisable or vested):
(i)	provide for the purchase or exchange of this Option for an amount of cash or other property having a value equal to the difference, or spread, between
(x)	the value of the cash or other property that the Optionee would have received pursuant to such Change in Control transaction in exchange for any shares issuable upon exercise of this Option, in the amount that the Optionee would have received had the then exercisable portion, if any, of this Option been exercised immediately prior to such Change in Control transaction, and

(y)	the Exercise Price,
(ii)	adjust the terms of this Option in a manner determined by the Administrator to reflect the Change in Control,

(iii)	cause this Option to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of this Option, or the substitution for this Option of a new option of comparable value covering shares of a successor or parent corporation, with appropriate adjustments as to the number and kind of shares and Exercise Price, in which event the Plan and this Option, or the new option substituted therefor, shall continue in the manner and under the terms so provided,

(iv)	cancel this Option if this Option is deemed to have no net value on the basis described in paragraph 2.2(i) above or if the Option is not then exercisable by virtue of this Agreement, as then in effect, or

(v)	make such other provision as the Administrator may consider equitable.
If the Administrator does not take any of the forgoing actions, this Option shall terminate upon the consummation of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to the Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.
3 Term of Option.
Optionee’s right to exercise any vested portion of this Option shall terminate upon the first to occur of the following:
3.1 Maximum Term.
the expiration of five (5) years from the date of this Agreement;
3.2 Involuntary Termination without Cause.
the expiration of three (3) months from the Service Termination Date if such termination occurs for any reason other than permanent disability, death, voluntary resignation; or for “cause;” provided, however, that if Optionee dies during such three-month period the provisions of subsection 3.5 below shall apply;
3.3 Voluntary Resignation.
the expiration of one (1) month from the Service Termination Date if such termination occurs due to voluntary resignation; provided, however, that if Optionee dies during such one-month period the provisions of subsection 3.5 below shall apply;
3.4 Permanent Disability.
the expiration of one (1) year from the Service Termination Date if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of the Code);
3.5 Death.
the expiration of one (1) year from the Service Termination Date if such termination is due to Optionee’s death or if death occurs during either the three-month or one-month period following the Service Termination Date pursuant to subsection 3.2 or subsection 3.3 above, as the case may be;
3.6 Change in Control.
upon the consummation of a “Change in Control” (as defined in the Plan), unless otherwise provided by the Administrator pursuant to Section 2.2 above; and
3.7 Termination for Cause.
upon termination of Optionee’s Continuous Service by the Company for “cause,” defined herein to mean any willful breach of duty by the Optionee in the course of his or her employment or provision of services to the Company, or the Optionee’s habitual neglect of his or her duty or continued incapacity to perform it; at which time this Option, whether or not exercisable on the Service Termination Date, shall terminate immediately and become void and of no effect.

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3.8 Breach and Non-Competition.
Notwithstanding the foregoing, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any Options or Common Stock, or the exercise or purchase of any Options or Common Stock, at any time if the Optionee engages in any “Adverse Activity.” For purposes of this Section 3.8, “Adverse Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by Optionee either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by Optionee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company; (iv) activity that results in termination of Optionee’s Continuous Service for “cause” as defined in Section 3.7 of this Agreement; (v) any material violation of any terms or provisions of this Agreement; or (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company. In the event Optionee engages in Adverse Activity prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Option Agreement, such exercise, payment or delivery may be rescinded at the sole election of the Company within two years thereafter. In the event of any such rescission, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the disposition of Shares or Options, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Optionee by the Company.
4 Exercise of Option.
4.1 Persons Permitted to Exercise Option.
This Option may be exercised in whole or in part only by the Optionee or by a Successor designated in Section 5 below.
4.2 Exercise as to Vested Portion of Option.
This Option may be exercised only on or after the vesting of any portion of this Option in accordance with Section 2 above, and only as to the cumulative amount vested at the date of exercise, except pursuant to provisions made, if any, by the Administrator pursuant to subsection 4.5 below.
4.3 No Exercise after Termination.
This Option may not be exercised at the time of, or any time after, termination of this Option in accordance with Section 3 above.
4.4 Mechanics of Exercise.
Exercise of this Option shall be made by delivery of the following to the Company at its principal executive offices:
(a)	a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

(b)	a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of the Plan);

(c)	a check or cash in the amount reasonably requested by the Company to satisfy the Company’s withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee’s wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee in accordance with the provisions of the Plan, provided such arrangements satisfy the requirements of applicable tax laws); and

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(d)	a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or of a Successor designated in Section 5, as the case may be.
A check shall be considered payment only when honored by the bank against which it is drawn upon first presentment.
4.5 Exercise Prior to Vesting; Purchase of Restricted Stock.
The Administrator also has discretion, but not the obligation, to permit this Option to be exercised as to the unvested portion prior to vesting, and in that case to deliver Restricted Shares to the Optionee upon exercise of this Option. The Administrator’s determination to permit exercise of the unvested portion of this Option shall be evidenced by the Company’s and the Optionee’s mutual execution and delivery of a Restricted Stock Purchase Agreement in form and substance determined by the Administrator, having the same or a different Vesting Measurement Date and vesting schedule, as the Administrator and the Optionee may agree.
5 Transfers on Death of Optionee; Restrictions on Lifetime Assignments.
Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect.
5.1 No Assignment of Incentive Stock Options.
If and to the extent that this Option comprises an incentive stock option, this Option can be assigned or transferred (subject to all other restrictions in this Agreement) only as follows:
(a)	the rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution,

(b)	this Option may be exercised during the lifetime of the Optionee only by such Optionee;

(c)	if the Optionee’s Continuous Service terminates as a result of his or her death, and provided Optionee’s rights hereunder shall have vested pursuant to Section 2 hereof, Optionee’s legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (with regard to incentive stock options, each individually, a “Successor”) shall succeed to the Optionee’s rights and obligations under this Agreement; and

(d)	after the death of the Optionee, only a Successor may exercise this Option.
In the context of incentive stock options, the term “Successor” refers to each of the transferees, successors or assigns described in this subsection 5.1.
5.2 Limited Assignability of Nonqualified Stock Options.
If and to the extent that this Option comprises a nonqualified stock option, this Option can be assigned or transferred (subject to all other restrictions in this Agreement) only as follows:
(a)	the rights of the Optionee under this Agreement may be assigned or transferred by will or by the laws of descent and distribution, and Optionee’s legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee shall succeed to the Optionee’s rights and obligations under this Agreement, and

(b)	the rights of the Optionee under this Agreement also may be assigned and transferred by the Optionee for estate planning purposes to members of the immediate family of the Optionee, including for this purpose, but not limited to, spouses, parents, descendants, brothers and sisters, or to trusts established for the benefit of such persons.
In the context of nonqualified stock options, the term “Successor” refers to each of the transferees, successors or assigns described in this subsection 5.2.

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5.3 Additional Limitations on Transfer of Options and Shares
Notwithstanding the foregoing, this Option and Shares acquired upon exercise of this Option may only be transferred, assigned, pledged or otherwise encumbered with the prior written approval of the Company. The Optionee or any holder of Shares shall provide advance written notice of any proposed transfer, assignment or pledge of this Option or any Shares. Any transfer, assignment, pledge or other encumbrance of this Option or Shares acquired upon exercise of this Option without the prior written approval of the Company shall be void and ineffectual.
6 Representations and Warranties of Optionee.
6.1 Investment Intent as to Options.
Optionee represents and warrants that Optionee is acquiring this Option for Optionee’s personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.
6.2 Investment Intent as to Shares.
Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of 1933, as amended (the “Act”), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate and agreement including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including representations, warranties and agreements that—
(a)	The Optionee is purchasing the Shares solely for the Optionee’s own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof. The Optionee also represents that the entire legal and beneficial interest of the Shares the Optionee is purchasing is being purchased for, and will be held for the account of, the Optionee only and neither in whole nor in part for any other person.

(b)	The Optionee has discussed the Company and its plans, operations and financial condition with its officers and that the Optionee has received all such information as the Optionee deems necessary and appropriate to enable the Optionee to evaluate the financial risk inherent in making an investment in the Shares of the Company, and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(c)	The Optionee realizes that the purchase of the Shares will be a highly speculative investment.

(d)	The Optionee is able, without impairing the Optionee’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the investment.

(e)	The Optionee acknowledges that he is aware that the Shares to be issued to him by the Company pursuant to this Agreement have not been registered under the Act, and—
(i)	the Shares must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available;

(ii)	the share certificate(s) representing the Shares will be stamped with the legends restricting transfer as specified in this Agreement in Section 13 below; and

(iii)	the Company will make a notation in its records of the aforementioned restrictions on transfer and legends as described in Section 14 below.
(f)	The Optionee understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of sale of the Shares to the Optionee, and even then will not be available unless (i) a public trading market then exists for the Shares of the Company, (ii) adequate current public information concerning the Company is then available to the public, (iii) the Optionee has been the beneficial owner and the Optionee has paid the full purchase price for the Shares at least one year prior to the sale, and (iv) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made by it only in limited amounts in accordance with such terms and conditions of Rule 144, as amended from time to time.

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(g)	Without in any way limiting any of the other provisions of this Agreement, Optionee’s further agreement that the Optionee shall in no event make any disposition of all or any portion of the Shares which the Optionee is purchasing unless and until:
(i)	there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii)	(A) the Optionee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Optionee shall have furnished the Company with an opinion of counsel to the effect that such disposition will not require registration of such shares under the Act, and (C) such opinion of counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Optionee of such concurrence.
(h)	The Optionee represents and warrants that he or she has not engaged in any Adverse Activity as defined in Section 3.8.

(i)	The Optionee acknowledges that the Optionee has been furnished with a copy of the Plan, has read the Plan and this Agreement, and understands that all rights and obligations connected with this Agreement are set forth in this Agreement and in the Plan.

(j)	The Optionee is a citizen or permanent resident of the United States.
6.3 Adjustments Upon Changes in Capital Structure.
In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend (in excess of two percent (2%)) or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of the Plan. No fractional share shall be issued under this Option or upon any such adjustment.
7 No Creation or Enlargement of Optionee’s Rights to Continue in any Capacity.
The right of the Company and any Affiliated Company (as defined in the Plan) to terminate at will the Optionee’s services to the Company or any Affiliated Company at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved. Nothing in this Agreement shall diminish or impair in any manner whatsoever the right or power of the Company or any Affiliated Company to terminate the Optionee’s Continuous Service for any reason, with or without cause.
8 Rights as Shareholder.
The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a shareholder with respect to any Shares covered by this Option until the date of the issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of this Option.
9 “Market Stand-Off” Agreement.
Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities, Optionee will not sell or otherwise transfer or dispose of any Shares held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

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10	Restrictive Legends.
In addition to all other legends that the Company or its legal counsel consider appropriate under applicable securities laws, the certificates representing any Shares purchased pursuant to this Agreement shall bear substantially the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY SECURITIES ISSUABLE ON EXERCISE OR WITH RESPECT TO ANY OTHER RIGHT CONNECTED HEREWITH) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. IN ADDITION ANY TRANSFEREE OR ISSUEE OF SUCH SECURITIES MAY BE REQUIRED TO PROVIDE APPROPRIATE INVESTMENT REPRESENTATIONS PRIOR TO ANY SUCH TRANSFER OR ISSUANCE. ANY TRANSFER OR DISPOSITION WITHOUT THE APPROVAL OF THE ISSUER’S 2008 STOCK INCENTIVE PLAN ADMINISTRATOR IS VOID AND OF NO FORCE OR EFFECT.
11 Stop-Transfer Notices.
Optionee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
12 Interpretation.
This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term “Administrator” shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.
13 Notices.
Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Optionee, at his or her most recent address as shown in the records of the Company.

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14 Governing Law.
The validity, construction, interpretation, and effect of this Option shall be governed by the laws of the State of Nevada, excluding any conflicts of law or choice of law rule or principle that might otherwise refer construction and interpretation of the plan and such agreements to the substantive law of another jurisdiction. Optionee hereby agrees to submit to the exclusive jurisdiction and venue of federal or state courts of Washoe County, Nevada, to resolve any and all issues that may arise out of or relate to this Option.
15 Severability.
Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.
16 Entire Agreement.
This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied. The option evidenced hereby may, in the discretion of the Company, also be evidenced by a certificate in such form as the Company may approve, in which case such option certificate and this Agreement shall evidence one and the same option, which shall be governed by and construed in accordance with this Agreement and the Plan.
17 Amendment.
The Board shall have full power and authority (subject to certain amendments requiring shareholder approval pursuant to applicable laws or regulations) from time to time to alter, amend, suspend or terminate the Plan in any or all respects as the Board may deem advisable, and to alter this Agreement in ways which shall not substantially adversely affect or impair the Optionee’s rights under this Agreement No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Optionee under an outstanding Option Agreement without such Optionee’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options that give Optionees more favorable tax treatment than that applicable to Options granted under the Plan. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.
18 Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement or any notices, certificates or instruments contemplated herein by fax, facsimile, or telecopier shall be deemed the execution and delivery of an originally signed agreement, notice or instrument, as the case may be.

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IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the date first above written.

“COMPANY” Pacific Fuel Cell Corp.

By:

Name:

Title:

“OPTIONEE”

(Signature)

(Type or Print Name)

Address:

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RSPA No.
PACIFIC FUEL CELL CORP.
RESTRICTED STOCK PURCHASE AGREEMENT
UNDER 2008 STOCK INCENTIVE PLAN
This Restricted Stock Purchase Agreement is entered into as of                     , by and between Pacific Fuel Cell Corp., a Nevada corporation (the “Company”), and                                          (the “Purchaser”) pursuant to the Company’s 2008 Stock Incentive Plan (the “Plan”).
1 Purchase and Sale of Shares.
The Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser,                      (                    ) shares of its Common Stock (the “Shares”) for a purchase price of                      (                    ) per share. The Shares shall be duly issued and a certificate or certificates for the Shares are concurrently herewith being issued in the name of Purchaser. Purchaser shall thereupon be a shareholder with respect to all of the Shares represented by such certificate(s) and shall have all of the rights of a shareholder with respect to all of the Shares, including the right to vote the Shares and to receive all dividends and other distributions paid with respect to the Shares, subject to the transfer restrictions provided in this Agreement. The purchase price is payable as follows:
(a)	by delivery of cash,

(b)	by check (considered payment only when honored by the bank against which it is drawn upon first presentment);

(c)	by delivery of a promissory note payable to the Company, bearing interest from the date hereof and substantially in the form attached as Exhibit A; or

(d)	any combination of cash, check and promissory note, so long as the total consideration equals the aggregate purchase price as set forth above.
In the event payment of any portion or all of the purchase price is to be made by delivery of a promissory note, Purchaser shall deliver to the Company a pledge of the Shares or other securities or assets that may be listed in the Pledge Agreement dated the date hereof and substantially in the form attached as Exhibit B. If the note is to be unsecured by the Shares or other collateral, the Pledge Agreement shall so indicate.
The Purchaser’s rights to acquire the Shares hereunder are nontransferable other than by will or the laws of descent and distribution, and Purchaser’s legal representative, his or her legatee, or the person who acquired the Purchaser rights to acquire the Shares by reason of the death of the Purchaser shall succeed to the Purchaser’s rights and obligations under this Agreement. The rights of the Purchaser under this Agreement also may be assigned and transferred by the Purchaser (a) for estate planning purposes to members of the immediate family of the Purchaser, including for this purpose, but not limited to, spouses, parents, descendants, brothers and sisters, or to trusts established for the benefit of such persons, and (b) in a transfer described in Section 1041(a) of the Code between spouses or incident to divorce.
2 Internal Revenue Code § 83(b) Election.
Purchaser hereby agrees to file the election provided under § 83(b) of the Internal Revenue Code of 1986, as amended (herein called the “Code”), within thirty (30) days of the transfer of the Shares, substantially in the form attached as Exhibit C hereto and, if required, a comparable form of election with the appropriate state. The parties hereto acknowledge and agree that the total fair market value of the Shares on the date hereof is $                     per Share, or an aggregate of $                     for                      shares.

3 Company Repurchase Option.
In addition to all other restrictions imposed by this Agreement or applicable caw, the Shares acquired by the Purchaser pursuant to this Agreement shall be subject to the following restrictions and repurchase options.
3.1 Vesting Schedule.
Vesting will be measured from                     , 2008 (the “Vesting Measurement Date”). The Shares acquired hereunder shall vest and become “Vested Shares” in accordance with the following vesting schedule:

On or After:	Shares Vested As To:
The first anniversary of Vesting Measurement Date:	_____ % of the Shares
Last day of each calendar month after such first anniversary	_____ % of the Shares
The vesting schedule of this Agreement would result, assuming Continuous Service shall have theretofore not terminated, in One Hundred Percent (100%) of the Restricted Shares being Vested Shares at the end of the calendar month in which the                      anniversary of the Vesting Measurement Date falls. Shares that have not yet become vested are herein called “Unvested Shares.” In the event the Continuous Service of the Purchaser ceases (the “Service Termination Date”), all vesting shall cease unless otherwise determined by the Board of Directors. As used herein, the term “Continuous Service” has the meaning given in the Plan.
In the event of a Change in Control of the Company, the Administrator in its discretion may take one or more of the following actions with respect to the Shares (whether Vested Shares or Unvested Shares):
(a)	provide for the purchase or exchange of any Vested Shares for an amount of cash or other property having a value equal to the value of the cash or other property that the Purchaser would have received pursuant to such Change in Control transaction in exchange for the Vested Shares and provide for the repurchase by the Company of Unvested Shares at the repurchase price provided in this Agreement,

(b)	adjust the terms of this Agreement in a manner determined by the Administrator to reflect the Change in Control,

(c)	cause this Agreement to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of this Agreement, or the substitution for this Agreement of a new agreement of comparable value covering shares of a successor or parent corporation, with appropriate adjustments as to the number and kind of shares, in which event the Plan and this Agreement, or the new agreement substituted therefor, shall continue in the manner and under the terms so provided, or

(d)	make such other provision as the Administrator may consider equitable.
If the Administrator does not take any of the forgoing actions, this Agreement shall terminate upon the consummation of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to the Purchaser not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.
3.2 Company Option to Repurchase Shares following Termination of Continuous Service.
Concurrent with the Service Termination Date and for the period and under the procedures set forth in Section 3.3 below, the Company shall have the option to repurchase (the “Repurchase Option”) all or any portion of the Purchaser’s Unvested Shares on the terms and subject to the limitations set forth herein.
3.3 Procedures for Exercise of Repurchase Option.
For sixty (60) days after the Service Termination Date or other event described in this Section 3, the Company may exercise its Repurchase Option by giving Purchaser and/or any other person obligated to sell written notice of the number of Shares that the Company desires to purchase. The Company shall pay for such Shares by the delivery of its check in the aggregate amount of the repurchase price determined pursuant to Section 3.5 below against delivery of the certificate(s) representing the Shares.

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3.4 Deposit of Shares.
In aid of the repurchase provisions set forth herein, Purchaser shall, immediately upon receipt of the certificate or certificates representing the Shares, deposit the certificate or certificates, together with a stock power or other instrument of transfer appropriately endorsed in blank, with the Company as escrow holder of the certificate(s). Upon Shares becoming Vested Shares, and in the event that the repurchase rights with respect to any Shares are not exercised by the Company following any Service Termination Date, the Company shall cause the certificate or certificates representing such Shares to be delivered into the possession of Purchaser.
3.5 Repurchase Price.
The per share price for the Unvested Shares (“Unvested Stock Repurchase Price”) repurchased by the Company pursuant to this Section 3 shall be an amount equal to the per share purchase price paid for the Shares by the Purchaser pursuant to Section 1 above.
3.6 Repurchase in the Event of Personal Bankruptcy.
If the Purchaser:
(a)	files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors;

(b)	is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Shares and such involuntary petition or assignment or attachment is not discharged within sixty (60) days after its date; or

(c)	is required to transfer the Shares by operation of law or by order or decree of any court, then the Company shall have the option to exercise the Repurchase Right, exercisable at any time during the period of 60 days after receiving notice thereof, to purchase all of the Unvested Shares owned by the Purchaser upon the terms set forth in this Section 3, whether or not the Continuous Service of the Purchaser has terminated.
3.7 Assignment of Rights.
The Company may assign its rights under this Section 3 and Section 4.
4 Breach and Non-Competition.
The Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any Shares or rights of Purchaser under this Agreement at any time if the Purchaser engages in any “Adverse Activity.” For purposes of this Section 5, “Adverse Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by Purchaser either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by Purchaser during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company; (iv) activity that results in termination of Purchaser’s employment for “cause,” defined as any willful breach of duty by the employee in the course of his employment, or in case of his habitual neglect of his duty or continued incapacity to perform it; (v) any material violation of any terms or provisions of this Agreement; or (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company. At the request of the Administrator, the Purchaser shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of this Section 5. In the event Purchaser engages in Adverse Activity prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Option Agreement, such exercise, payment or delivery may be rescinded at the sole election

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of the Company within two years thereafter. In the event of any such rescission, the Purchaser shall pay to the Company the amount of any gain realized or payment received as a result of the disposition of Shares, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Purchaser by the Company.
5 Recapitalization.
In the event that, as the result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, or recapitalization of the Shares, Purchaser shall be entitled to new or additional or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new or additional or different shares or securities shall be imprinted with the legend(s) provided in Section 6, and shall be deposited with the Company as escrow holder under the terms and conditions provided in Section 3.4 herein, together with a stock power or other instrument or transfer appropriately endorsed. In such event, any and all new, substituted or additional securities or other property (other than cash) to which the Purchaser is entitled by reason of his ownership of the Shares shall be immediately subject to the Repurchase Right and First Right of Refusal and be included in the word “Shares” for all purposes of the Repurchase Right and First Right of Refusal with the same force and effect as the Shares subject to the Repurchase Right and the First Right of Refusal under the terms of Section 3 and Section 4. While the total Vested Stock Repurchase Price and Unvested Stock Repurchase Price shall remain the same after each such event, the per share price shall be appropriately adjusted. Shares acquired as provided in this Section 6 shall be deemed to have been acquired at the time of acquisition of the Shares on which such Shares were distributed.
6 Restrictive Legends.
In addition to all other legends that the Company or its legal counsel consider appropriate under applicable securities laws, the certificates representing any Shares, whether Vested Shares or Unvested Shares, purchased pursuant to this Agreement shall bear substantially the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY SECURITIES ISSUABLE WITH RESPECT TO ANY RIGHT CONNECTED HEREWITH) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. IN ADDITION ANY TRANSFEREE OR ISSUEE OF SUCH SECURITIES MAY BE REQUIRED TO PROVIDE APPROPRIATE INVESTMENT REPRESENTATIONS PRIOR TO ANY SUCH TRANSFER OR ISSUANCE. ANY TRANSFER OR DISPOSITION WITHOUT THE APPROVAL OF THE ISSUER’S 2008 STOCK INCENTIVE PLAN ADMINISTRATOR IS VOID AND OF NO FORCE OR EFFECT.

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Until such time as the Company’s Repurchase Rights terminate pursuant to Section 3.6, the stock certificates for the Shares purchased pursuant to this Agreement shall be endorsed with substantially the following legend:
ANY DISPOSITION OF ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY SECURITIES ISSUABLE WITH RESPECT TO ANY RIGHT CONNECTED HEREWITH) IS SUBJECT TO RESTRICTIONS, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE RIGHTS, RIGHTS OF RESCISSION AND OTHER RIGHTS CONTAINED IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE REGISTERED HOLDER (OR HIS PREDECESSOR IN INTEREST) AND THE CORPORATION. THESE SECURITIES ARE NOT TRANSFERABLE EXCEPT BY WILL OR PURSUANT TO THE LAWS OF DESCENT AND DISTRIBUTION, OR AS EXPRESSLY PERMITTED IN THE RESTRICTED STOCK PURCHASE AGREEMENT AND THE PLAN AS DEFINED THEREIN. A COPY OF SUCH AGREEMENT AND SUCH PLAN ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, AND A COPY THEREOF WILL BE MAILED TO ANY HOLDER OF THIS CERTIFICATE WITHOUT CHARGE WITHIN 5 DAYS OF RECEIPT BY THE CORPORATION OF A WRITTEN REQUEST THEREFOR.
7 Stop-Transfer Notices.
Purchaser understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
8 Representations and Warranties of Purchaser.
The Purchaser warrants and represents to the Company as follows:
(a)	The Purchaser is purchasing the Shares solely for the Purchaser’s own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof. The Purchaser also represents that the entire legal and beneficial interest of the Shares the Purchaser is purchasing is being purchased for, and will be held for the account of, the Purchaser only and neither in whole nor in part for any other person.

(b)	The Purchaser has heretofore discussed the Company and its plans, operations and financial condition with its officers, has heretofore received all such information as the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Shares of the Company, and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(c)	The Purchaser realizes that the purchase of the Shares will be a highly speculative investment.

(d)	The Purchaser is able, without impairing the Purchaser’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the investment.

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(e)	The Purchaser acknowledges that he is aware that the Shares to be issued to him by the Company pursuant to this Agreement have not been registered under the Act. The Purchaser hereby acknowledges that:
(i)	the Shares must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available;

(ii)	the share certificate(s) representing the Shares will be stamped with the legends restricting transfer as specified in this Agreement; and

(iii)	the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.
(f)	The Purchaser understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of sale of the Shares to the Purchaser, and even then will not be available unless (i) a public trading market then exists for the Shares of the Company, (ii) adequate current public information concerning the Company is then available to the public, (iii) the Purchaser has been the beneficial owner and the Purchaser has paid the full purchase price for the Shares at least one year prior to the sale, and (iv) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made by it only in limited amounts in accordance with such terms and conditions of Rule 144, as amended from time to time.

(g)	Without in any way limiting any of the other provisions of this Agreement, the Purchaser further agrees that the Purchaser shall in no event make any disposition of all or any portion of the Shares which the Purchaser is purchasing unless and until:
(i)	there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii)	(A) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Purchaser shall have furnished the Company with an opinion of counsel to the effect that such disposition will not require registration of such shares under the Act, and (C) such opinion of counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Purchaser of such concurrence.
(h)	The Purchaser represents and warrants that he or she has not engaged in any Adverse Activity as defined in Section 5.

(i)	The Purchaser acknowledges that the Purchaser has been furnished with a copy of the Plan, has read the Plan and this Agreement, and understands that all rights and obligations connected with this Agreement are set forth in this Agreement and in the Plan.

(j)	The Purchaser is a citizen or permanent resident of the United States.
9 Unauthorized Transfers.
The Company shall not be required (a) to transfer on its books any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. In the event of a sale of Shares by the Purchaser pursuant to Section 4, the Purchaser shall furnish to the Company proof that such sale was made in compliance with the provisions of Section 4 as to price and general terms of such sale. Notwithstanding any other provisions of this Agreement, Shares may only be transferred, assigned, pledged or otherwise encumbered with the prior written approval of the Company. The Purchaser or any holder of Shares shall provide advance written notice of any proposed transfer, assignment or pledge of this Option or any Shares. Any transfer, assignment, pledge or other encumbrance of Shares without the prior written approval of the Company shall be void and ineffectual.
10 “Market Stand-Off” Agreement.
Purchaser agrees that, if requested by the Company or the managing underwriter of any proposed Public Offering of the Company’s securities, Purchaser will not sell or otherwise transfer or dispose of any Shares held by Purchaser without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such Public Offering, as the Company or the underwriter may specify.

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11 Entire Agreement.
This Agreement and the Plan constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all contemporaneous written or oral agreements and understandings of the parties, either express or implied. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
12 No Creation or Enlargement of Participant’s Rights to Continue in any Capacity.
The right of the Company and any Affiliated Company (as defined in the Plan) to terminate at will the Purchaser’s services to the Company or any Affiliated Company at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved. Nothing in this Agreement shall diminish or impair in any manner whatsoever the right or power of the Company or any Affiliated Company to terminate the Purchaser’s Continuous Service for any reason, with or without cause.
13 Notices.
Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Purchaser, at his or her most recent address as shown in the records of the Company.
14 Successors and Assigns.
This Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon the Purchaser and his heirs, executors, administrators, successors and assigns.
15 Governing Law.
The validity, construction, interpretation, and effect of this Option shall be governed by the laws of the State of Nevada, excluding any conflicts of law or choice of law rule or principle that might otherwise refer construction and interpretation of the plan and such agreements to the substantive law of another jurisdiction. Optionee hereby agrees to submit to the exclusive jurisdiction and venue of federal or state courts of Washoe County, Nevada, to resolve any and all issues that may arise out of or relate to this Option.
16 Interpretation.
This Agreement is entered into pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Purchaser. As used in this Agreement, the term “Administrator” shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.
17 Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement or any notices, certificates or instruments contemplated herein by fax, facsimile, or telecopier shall be deemed the execution and delivery of an originally signed agreement, notice or instrument, as the case may be.

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18 Severability.
Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.
19 Amendment.
The Board shall have full power and authority (subject to certain amendments requiring shareholder approval pursuant to applicable laws or regulations) from time to time to alter, amend, suspend or terminate the Plan in any or all respects as the Board may deem advisable, and to alter this Agreement in ways which shall not substantially adversely affect or impair the Purchaser’s rights under this Agreement No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Purchaser under an outstanding Restricted Stock Purchase Agreement without such Purchaser’s consent.
[SIGNATURE PAGE]
IN WITNESS WHEREOF, the parties have executed this Restricted Stock Purchase Agreement as of the day and year first above written.

“COMPANY” Pacific Fuel Cell Corp.

By:

Name:

Title:

“PURCHASER”

(Signature)

(Type or Print Name)

Address:

8

CONSENT OF SPOUSE
I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions, my spouse agrees, among other things, to a first right of refusal, to the granting of rights to repurchase and to the imposition of certain restrictions on the transfer of the shares of Pacific Fuel Cell Corp., a Nevada corporation (the “Company”), including my community interest therein (if any), which rights and restrictions may survive my spouse’s death. I hereby consent to such rights and restrictions and approve of the provisions of the Agreement.
I further agree that in the event of a dissolution of the marriage between myself and my spouse, in connection with which I secure or am awarded shares of the common stock of the Company, or any interest therein through property settlement agreement or otherwise, I shall receive and hold said shares subject to all the provisions and restrictions contained in the foregoing Agreement, including any option of a shareholder or the Company to purchase such shares or interest from me.
I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date:

(Signature)

(Type or Print Name)

Spouse of

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EXHIBIT A
TO RESTRICTED STOCK PURCHASE AGREEMENT
PROMISSORY NOTE
(_____ YEAR, [_____]%* Interest)

, _____	, Nevada
For value received, the undersigned promises to pay Pacific Fuel Cell Corp., a Nevada Corporation (the “Company”), at the address of its principal office, the sum of                                                              Dollars ($                    ) in full by or before the                      anniversary date of the date hereof, together with interest thereon as hereinafter provided.
The undersigned shall have the right to prepay said principal amount at any time in whole or in part without penalty. Simple annual interest at the rate 1 of                                          percent (                    %) per annum on unpaid principal shall be paid annually on each anniversary of the date hereof and upon each prepayment of principal, if any.
The entire outstanding principal and interest shall be due and payable if any one or more of the following events shall have occurred:
(a)	The making by the undersigned of any assignment for the benefit of creditors or the filing by or against the undersigned of any petition in bankruptcy if such proceeding not be discharged within ninety (90) days of any such making or filing.

(b)	The occurrence of any termination of Continuous Service as set forth in the Restricted Stock Purchase Agreement of even date herewith between the undersigned and the Company.
If any installment of principal and/or interest is not paid when due, the holder hereof may, at its option, declare the entire amount of this note immediately due and payable.
All payments hereon shall be credited first to accrued but unpaid interest, and the balance, if any, shall be credited to principal.
If legal action is instituted for the collection of this note, the undersigned promises to pay such sum as the Court may adjudge reasonable as attorneys’ fees.
This note is given pursuant to that certain Restricted Stock Purchase Agreement of even date herewith, between the Company and the undersigned and is subject to all of the terms, rights and remedies set forth therein. This note is secured by a Pledge Agreement of even date herewith between the Company and the undersigned.

(Signature)

(Type or Print Name)
*A fixed rate of interest is to be determined from time to time by action of the Board of Directors in accordance with prevailing rates and the Internal Revenue Service prescribed interest rules.

A-1

EXHIBIT B
TO RESTRICTED STOCK PURCHASE AGREEMENT
PLEDGE AGREEMENT
THIS PLEDGE AGREEMENT (“Agreement’) is executed as of this  _____ day of                     ,  _____, between Pacific Fuel Cell Corp., a Nevada corporation (the “Company”), and (“Purchaser”).
WITNESSETH:
For the considerations and undertakings set forth herein, the parties do hereby agree as follows:
1.	To secure payment to the Company of a promissory note (“Note”) in the face amount of Dollars ($ ), and extensions or renewals thereof, which was executed concurrently with the execution of this Pledge Agreement pursuant to a Restricted Stock Purchase Agreement of even date herewith between the Company and Purchaser, Purchaser hereby assigns and grants to the Company a security interest in ( ) shares (“Shares”) of the Common Stock of the Company acquired under the Restricted Stock Purchase Agreement, together with securities or other collateral (if any) other than such Shares, all described as follows:

Issuer:

Certificate Number:

Number of Shares:

Registered Owner:

Purchaser does hereby deposit with the Company, as pledge holder, such certificates, together with duly executed stock transfer powers.

2.	Subject to any obligations of Purchaser under the Restricted Stock Purchase Agreement, the Company agrees that within a reasonable time after all or any portion of the Note is paid by Purchaser, the Company shall release and deliver to Purchaser the number of Shares held hereunder for which such payment was received. The Company, in its discretion, may release portions of the Shares upon periodic principal payments or deposit of other or additional security under the Note. All Shares released and delivered to Purchaser shall be free and clear of the restrictions of this Pledge Agreement.

3.	Unless and until Purchaser defaults in his performance under the terms of the Note, the terms of this Pledge Agreement and/or the terms of the Restricted Stock Purchase Agreement, the Shares held by the Company at any time under this Pledge Agreement shall remain registered in the name of Purchaser on the records of the Company, and Purchaser may vote the Shares on all corporate questions (if the same shall be entitled to voting rights) and shall be entitled to receive all dividends and other amounts accruing as a result of his ownership of the Shares.

4.	In the event the Purchaser defaults in the performance of any of the terms of the Note, this Pledge Agreement or the Restricted Stock Purchase Agreement, the Company may exercise any and all rights which it may have under the Nevada Uniform Commercial Code or any other applicable statute, case, ruling regulation or law; subject, however, to all permits, orders, consents, rules and regulations of the Nevada Secretary of State and the Securities and Exchange Commission and the Federal Reserve Board relating hereto, to which Purchaser agrees to be bound.

B-1

5.	If during the term of this Pledge Agreement the Company should become a party to any merger, consolidation or other reorganization, this Pledge Agreement shall be adjusted so as to apply to the securities to which a holder of the Shares subject to this Pledge Agreement would have been entitled upon such merger, consolidation or reorganization; and, if during the term of this Pledge Agreement the Company shall be dissolved or its existence otherwise terminated, then that portion of the assets and consideration to which a holder of the Shares subject to this Pledge Agreement would have been entitled in such transaction shall be the subject matter of this Pledge Agreement for the remainder of its term. This shall in no way limit the right of the Company to repurchase shares under the Restricted Stock Purchase Agreement.

6.	This Pledge Agreement shall inure to the benefit of and be binding upon the heirs, executors and administrators of the parties hereto.

7.	The rights, powers and remedies given to the Company by this Agreement shall be in addition to all rights, powers and remedies given to the Company under the Restricted Stock Purchase Agreement or any statute or rule of law. Any forbearance or failure or delay by the Company in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

8.	The Board of Directors may demand and receive payment or additional security if for any reason the collateral hereunder is insufficient to meet minimum requirements established under federal or state securities or banking regulations or as may be necessary to bring the Note and the security into compliance with any such law or regulations. Any failure of Purchaser to meet any such demand shall be deemed a default under this Pledge Agreement and under the note secured hereby.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

“COMPANY” Pacific Fuel Cell Corp.

By:

Name:

Title:

“PURCHASER”

(Signature)

(Type or Print Name)

Address:

B-2

EXHIBIT C
TO RESTRICTED STOCK PURCHASE AGREEMENT
SECTION 83(b) ELECTION
Date:                                         ,
Internal Revenue Service Center
Re: Election Under Section 83(b) of the Internal Revenue Code
Dear Sir or Madam:
The undersigned performed services in connection with which property was transferred to the undersigned that, at the time of transfer, was not transferable by the undersigned and was subject to a substantial risk of forfeiture. The undersigned hereby makes this election pursuant to Section 83(b) of the Internal Revenue Code.
In connection with this election, the undersigned hereby provides you with the following information:
1.	The undersigned’s name, address, social security number, and the taxable year of the person who performed the services are as follows:

Name and Address:

Social Security No.:

Taxable Year:	Calendar Year
2.	A description of the property with respect to which the election is being made:

shares of Common Stock (the “Shares”) of Pacific Fuel Cell Corp., a Nevada corporation (the “Company”).

3.	The date on which the property was transferred:

4.	A description of the nature of the restrictions to which the property is subject:
The Company may reacquire all or any part of the Shares from the undersigned in accordance with a repurchase schedule set forth in a Restricted Stock Purchase Agreement (the “Agreement”) between the undersigned and the Company. In the event the undersigned should cease to be a service provider to the Company at any time, the Company may repurchase unvested Shares at the original price paid by the undersigned. The Shares acquired under the Agreement shall vest and become “Vested Shares” from and after (the “Vesting Measurement Date”) in accordance with the following vesting schedule:

On or After:	Shares Vested As To:
The first anniversary of Vesting Measurement Date:	_____ % of the Shares
Last day of each calendar month after such first anniversary	_____ % of the Shares

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The vesting schedule of this Agreement would result, assuming Continuous Service shall have theretofore not terminated, in One Hundred Percent (100%) of the Restricted Shares being Vested Shares at the end of the calendar month in which the                      anniversary of the Vesting Measurement Date falls. Shares that have not yet become vested are herein called “Unvested Shares.” In the event Purchaser ceases his employment or service provider status with the Company, all vesting shall cease unless otherwise determined by the Board of Directors. Concurrent with the Service Termination Date, the Company shall have the option to repurchase (the “Repurchase Option”) all or any portion of the Purchaser’s Unvested Shares.
6.	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which the election is being made:
$                     per share, which equals an aggregate fair market value of $                                        .
7.	The amount paid for such property:
$                     per share, which equals an aggregate fair market value of $                                        .
There are enclosed herewith two copies of this written statement for filing. Please stamp the third copy enclosed herewith as having been received and return it to the undersigned in the enclosed, self-addressed, postage-paid envelope.
The undersigned has also submitted a copy of this statement to the person for whom the services were performed.
If you have any questions or comments, or if any additional information is required, please do not hesitate to contact:

( ) -

Very truly yours,

(Signature)

(Type or Print Name)

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